EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Interest of Named Experts and Counsel” and to the use of our report dated March 16, 2012, relating to the consolidated financial statements of Lpath, Inc. (the “Company”) as of and for the years ended December 31, 2011 and 2010, in Post-Effective Amendment No. 2 to the Registration Statement (Form S-1 No. 333-171026) and related Prospectus of the Company for the registration of shares of its common stock.

/s/ Moss Adams LLP

San Diego, CA

April 27, 2012